Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

TriLinc Global Impact Fund, LLC

Manhattan Beach, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 30, 2022, relating to the consolidated financial statements including the consolidated schedule of investments of TriLinc Global Impact Fund, LLC (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Los Angeles, California

February 16, 2024